FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          MERRILL LYNCH DEPOSITOR, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                                       13-3891329
     (State of incorporation                           (I.R.S. Employer
        or organization)                              Identification No.)


           World Financial Center,
              New York, New York                               10281
(Address of principal executive offices)                    (Zip Code)

          Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                   Name of each exchange on which
          to be so registered                   each class is to be registered

       PreferredPLUS 8.05% Trust                   New York Stock Exchange
       Certificates Series NAI-1
         (the "Certificates")

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

      Securities Act registration file number to which this form relates:
                                    333-64767

       Securities to be registered pursuant to Section 12(g) of the Act:
                                      None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant's Securities to be Registered.

              The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Description of the Trust Certificates"; "Description of the Underlying Securities"; and "Federal Income Tax Consequences" in the registrant's preliminary prospectus supplement dated June 11, 2001 (the "Preliminary Prospectus Supplement"), and "Description of the Trust Certificates" in the registrant's prospectus dated September 9, 1999 (the "Prospectus"), which descriptions are incorporated herein by reference. The registrant filed the Prospectus and Preliminary Prospectus Supplement with the Securities and Exchange Commission (the "SEC") on June 12, 2001 pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended.

Item 2.    Exhibits

              1. Amended and Restated Certificate of Incorporation of the registrant is set forth as Exhibit 3.1 to the registrant's Registration Statement on Form S-3 (Registration No. 333-29015) (the "Registration Statement") and is incorporated herein by reference.

              2. By-laws of the registrant are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

              3. Standard Terms for Trust Agreements dated February 20, 1998 (the "Standard Terms") are set forth as Exhibit 4.1 to the Form 8-K dated February 20, 1998 and filed by the registrant with the SEC on February 27, 1998 and are incorporated herein by reference.

              4. Form of PreferredPLUS Trust Series NAI-1 Supplement (the "Series Supplement") to the Standard Terms.

              5.      Form of the Certificates.

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        MERRILL LYNCH DEPOSITOR, INC.


Date:  June 21, 2001                    By:     /s/  Barry N. Finkelstein
                                           -------------------------------------
                                             Name:   Barry N. Finkelstein
                                             Title:  President